Exhibit 4.128
SIG COMBIBLOC PROCUREMENT AG
as Pledgor
THE BANK OF NEW YORK MELLON
as Collateral Agent and Pledgee
THE INSTITUTIONS NAMED HEREIN
as Pledgees

ACCOUNT PLEDGE AGREEMENT
(Kontoverpfändung)

The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Credit Document (as defined in Clause 1 of this document) in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Credit Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee. .

CONTENTS

Clause	Page
1. Definitions and Language	- 3 -
2. Pledge	- 7 -
3. Purpose of the Pledges	- 9 -
4. Notice of Pledge	- 9 -
5. Pledgor’s Right of Disposal	- 10 -
6. Enforcement of the Pledges	- 10 -
7. Swiss Limitations	- 12 -
8. Undertakings of the Pledgor	- 14 -
9. Delegation	- 16 -
10. Indemnity	- 16 -
11. No liability	- 16 -
12. Duration and Independence	- 16 -
13. Release (Pfandfreigabe)	- 17 -
14. Partial Invalidity; Waiver	- 17 -
15. Amendments	- 18 -
16. Notices and their Language	- 18 -
17. Applicable Law, Jurisdiction	- 19 -
18. Conclusion of this Agreement (Vertragsschluss)	- 20 -
Schedule 1	- 22 -
Part 1 List of Financial Institutions	- 22 -
Part 2 List of Current Borrowers	- 35 -
Part 3 List of Current Guarantors	- 36 -
Part 4 List of Current Senior Secured Note Guarantors	- 38 -
Schedule 2 List of Accounts	- 41 -
Schedule 3 Form of Notice of Pledge	- 42 -
Schedule 4 Form of Notification of Future Accounts	- 46 -

This ACCOUNT PLEDGE AGREEMENT (the “Agreement”) is made on 2 December 2009
BETWEEN:
(1)	SIG Combibloc Procurement AG, a company limited by shares incorporated under the laws of Switzerland, having its registered office at Laufengasse 18, CH-8212 Neuhausen am Rheinfall, Switzerland and registered in the Commercial Register of the Canton of Schaffhausen with the federal register number CH-290.3.016.591-1 (the “Pledgor”);

(2)	The Bank of New York Mellon, a public company incorporated under the laws of the state of New York, having its business address at 1 Wall Street, New York, N.Y. 10286, The United States of America, in its capacity as collateral agent under the First Lien Intercreditor Agreement (as defined below) (the “Collateral Agent”); and

(3)	the institutions, listed in Part 1 of Schedule 1 (List of financial institutions) hereto in their capacity as lenders, issuing banks, hedge counterparties, administrative agent, local facility providers, cash management banks under the Credit Agreement (as defined below) and indenture trustee under the Senior Secured Note Indenture (as defined below);
(the institutions named in (2) and (3) are hereinafter referred to as the “Original Pledgees”).
WHEREAS:
(A)	Pursuant to a USD 1,155,000,000 and EUR 330,000,000 multi-currency term and revolving credit agreement dated 5 November 2009 between, inter alia, the parties listed in Part 2 of Schedule 1 hereto as current borrowers (the “Current Borrowers”), the parties listed in Part 3 of Schedule 1 hereto as current guarantors (the “Current Guarantors”), Credit Suisse AG, Cayman Island branch (formerly Credit Suisse, Cayman Island branch) as administrative agent and The Bank of New York Mellon as collateral agent and others (as amended, varied, novated, supplemented, superseded or extended from time to time, the “Credit Agreement”), certain lenders (together the “Original Lenders”) have granted certain facilities to the Current Borrowers and certain other entities which may accede to the Credit Agreement as additional borrowers.
(B)	Pursuant to a senior secured note indenture dated 5 November 2009 between, inter alia, Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., and Reynolds Group Issuer (Luxembourg) S.A as issuers (the “Issuers”), certain affiliates of the Issuers listed in Part 4 of Schedule 1 as current senior secured note guarantors (the “Current Senior Secured Note Guarantors”) and The Bank of New York Mellon, as indenture trustee, principal paying agent, transfer agent and registrar, (as amended, varied, novated, supplemented, superseded or extended from time to time, the “Senior Secured Note Indenture”), the Issuers have issued senior secured notes due 2016 in the aggregate principal amount of USD 1,125,000,000 (the “US Secured Notes”) and senior secured notes due 2016 in the aggregate principal amount of EUR 450,000,000

(the “Euro Secured Notes” and together with the US Secured Notes the “Senior Secured Notes”) to certain noteholders.
(C)	The Pledgor has agreed to grant a first ranking pledge (subject to the pledges existing by operation of the general business conditions (Allgemeine Geschäftsbedingungen) of the respective Account Bank (as defined below)) over its Accounts (as defined below) as security for the Pledgees’ (as defined below) respective claims against the Grantors (as defined below) (or any of them) in respect of the Obligations (as defined below).

(D)	The security created by or pursuant to this Agreement is to be administered by the Collateral Agent for the Secured Parties (as defined below) pursuant to a first lien intercreditor agreement dated 5 November 2009 between, inter alia, the Collateral Agent, the Indenture Trustee, the Administrative Agent and the Grantors (each as defined below) and others (as amended, varied, novated, supplemented, superseded or extended from time to time, the “First Lien Intercreditor Agreement”).
NOW, IT IS AGREED as follows:
1.	DEFINITIONS AND LANGUAGE

1.1	Definitions

In this Agreement:

“Account Banks” means the credit institutions administering the Accounts and “Account Bank” means any of them.

“Accounts” means all bank accounts (including without limitation giro accounts and accounts for saving deposits (Spareinlagen), time deposits (Termineinlagen) or call money deposits (Tagesgeldeinlagen)) which the Pledgor holds at present or may at any time hereafter open with any credit institution in the Federal Republic of Germany (including without limitation the accounts listed in Schedule 2 (List of Accounts) and any sub-account (Unterkonto), renewal, redesignation or replacement thereof, and “Account” means any of them.

“Administrative Agent” means Credit Suisse AG, Cayman Island branch, having its business address at One Madison Avenue, New York, NY 10010, United States of America in its capacity as administrative agent under the Credit Agreement and any successor appointed as administrative agent under the Credit Agreement.

“Borrowers” means the Current Borrowers and any entity which may accede to the Credit Agreement as an additional borrower and “Borrower” means any of them.

“Cash Management Bank” shall mean Citibank NA, Banco Nacional De Mexico S.A., Citibank International PLC, UK, Citibank (China) Co., Limited, Citibank Global Markets Deutschland AG & Co KGaA, Citibank ZRT, Hungary, a Lender, the Administrative Agent or any of the Lender’s or the Administrative Agent’s affiliates (at the time the cash management services arrangement is entered into) provided in each case it has become a party to, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, the First Lien Intercreditor Agreement in its capacity as cash management bank.

“Cash Management Services” shall mean any agreement or arrangement by a Cash Management Bank to provide any composite accounting or other cash pooling arrangements and netting, overdraft protection and other arrangements with any bank arising under standard business terms of such Cash Management Bank to a Grantor.

“Credit Documents” shall mean the Loan Documents and the Senior Secured Note Documents.

“Enforcement Event” shall mean an Event of Default.

“Event of Default” means any event of default (Kündigungsgrund) under the Credit Agreement and/or the Senior Secured Note Indenture.

“Existing Intercreditor Agreement” means the existing intercreditor agreement dated 11 May 2007 (as amended by a letter dated 21 June 2007 and a further letter dated 29 June 2007 and as amended and restated on or about the date hereof) between, inter alia, Beverage Packaging Holdings (Luxembourg) I S.A., Rank Group Holdings Limited (now Reynolds Group Holdings Limited), Beverage Packaging Holdings (Luxembourg) II S.A., Beverage Packaging Holdings (Luxembourg) III S.à r.l., Credit Suisse AG (formerly Credit Suisse) as security trustee and others.

“Future Pledgee” means any entity which may become a pledgee hereunder by way of (i) transfer of the Pledges by operation of law following the transfer or assignment (including by way of novation or assumption (Vertragsübernahme)) of any part of the Obligations from any Original Pledgee or Future Pledgee to such future pledgee and/or (ii) accession to this Agreement pursuant to sub-Clause 2.3 hereof as pledgee.

“Grantors” means the Loan Parties, the Issuers and the Senior Secured Note Guarantors and any person that has granted a security interest to the Collateral Agent and/or the Secured Parties in respect of the obligations of the Loan Parties, the Issuers and the Senior Secured Note Guarantors under the Credit Documents and “Grantor” means any of them.

“Grantors’ Agent” shall mean Reynolds Group Holdings Limited or any other person appointed as agent of the Grantors in accordance with the Principal Finance Documents.

“Group” means Reynolds Group Holdings Limited and its direct or indirect subsidiaries (Tochtergesellschaften).

“Hedge Counterparty” means a Lender, the Administrative Agent or any of the Lender’s or the Administrative Agent’s affiliates (at the time a hedging agreement is entered into) who has entered into a hedging agreement for the purpose of hedging interest rate liabilities and/or any exchange rate and/or commodity price risks provided it has become a party, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, to the First Lien Intercreditor Agreement in its capacity as hedge counterparty.

“Incremental Assumption Agreement” shall mean an incremental assumption agreement relating to incremental facilities of up to USD 400,000,000 among, and in form and substance reasonably satisfactory to, one or more Borrowers, the Administrative Agent, one or more Incremental Term Lenders and/or one or more Incremental Revolving Credit Lenders pursuant to which one or more Incremental Term Lenders make available Incremental Term Loan Commitments and/or one or more Incremental Revolving Credit Lenders make available Incremental Revolving Credit Commitments respectively.

“Incremental Revolving Credit Lender” shall mean a Lender with an Incremental Revolving Credit Commitment or an outstanding revolving loan under the Credit Agreement of any class as a result of an Incremental Revolving Credit Commitment.

“Incremental Revolving Credit Commitment” shall mean the commitment of any Lender, established pursuant to the Credit Agreement, to make available certain revolving credit loans to one or more Borrowers.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to the Credit Agreement, to make available certain term loans to one or more Borrowers.

“Indenture Trustee” shall mean The Bank of New York Mellon, in its capacity as indenture trustee under the Senior Secured Note Indenture and any successor appointed as indenture trustee under the Senior Secured Notes Indenture.

“Intercreditor Arrangements” means the First Lien Intercreditor Agreement and the Existing Intercreditor Agreement, in each case as amended, novated, supplemented, restated, or modified from time to time.

“Issuing Bank” means Credit Suisse AG or any other Lender or any affiliate of Credit Suisse AG or any other Lender that issues letters of credit or bank guarantees under the Credit Agreement.

“Lenders” shall mean the Original Lenders and any entity which may become a lender under the Credit Agreement in the future and “Lender” means any of them.

“Loan Documents” shall mean the Credit Agreement, any borrowing subsidiary agreement and/or guarantor joinder agreement relating to the Credit Agreement, any letter of credit or bank guarantee relating to the Credit Agreement, any security documents relating to the Credit Agreement, any hedging agreement entered into by a Hedge Counterparty and a Grantor, each Incremental Assumption Agreement, the Intercreditor Arrangements, each Promissory Note, any agreement between a Grantor and a Cash Management Bank relating to Cash Management Services, each Local Facility Agreement and any other document that may be entered into pursuant to any of the foregoing in relation to the Credit Agreement.

“Loan Parties” shall mean the Borrowers, the Current Guarantors and any entity which may accede to the Credit Agreement as additional guarantor and a “Loan Party” means any of them.

“Local Facilities” means working capital facilities provided to a Grantor (other than Beverage Packaging Holdings (Luxembourg) I S.A., Beverage Packaging Holdings

(Luxembourg) II S.A. Beverage Packaging Holdings (Luxembourg) III S.à.r.l. and the Borrowers) by a Local Facility Provider and “Local Facility” means any of them.

“Local Facility Agreements” shall mean any agreement under which a Local Facility is made available.

“Local Facility Provider” means HSBC Trinkaus & Burkhardt AG, Deutsche Bank AG, Commerzbank Aktiengesellschaft, Bank of America, N.A. Hong Kong and Shanghai Banking Corporation Ltd., Thailand, provided in each case it has become a party to, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, the First Lien Intercreditor Agreement in its capacity as local facility provider.

“Obligations” shall mean all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Grantor to the Pledgees (or any of them) under each or any of the Credit Documents (including, but not limited to, the Parallel Obligations), together with all costs, charges and expenses incurred by any Pledgee in connection with the protection, preservation or enforcement of its respective rights under the Credit Documents or any other document evidencing or securing any such liabilities. The Obligations shall further include any obligation based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt).

“Parallel Obligations” means the independent obligations of any of the Grantors arising pursuant to the First Lien Intercreditor Agreement to pay to the Collateral Agent sums equal to the sums owed by such Grantor to the other Secured Parties (or any of them) under the Credit Documents.

“Pledge” and “Pledges” have the meanings given to such terms in Clause 2.1.

“Pledgees” means the Original Pledgees and the Future Pledgees, and “Pledgee” means any of them.

“Principal Finance Documents” means the Credit Agreement, the Senior Secured Note Indenture and the First Lien Intercreditor Agreement.

“Promissory Note” shall mean any promissory note executed and delivered by a Borrower upon the request of a Lender evidencing the amount of principal owed by such Borrower to such Lender under the Credit Agreement.

“Secured Parties” shall mean the Lenders (including in their capacity as issuing bank(s) and/or Hedge Counterparties under the Credit Agreement), the Hedge Counterparties, the Administrative Agent, any Issuing Bank, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Credit Document, the Senior Secured Note Holders, the Indenture Trustee the Collateral Agent, the Local Facility Providers and the Cash Management Banks.

“Senior Secured Note Documents” shall mean the Senior Secured Note Indenture, the Senior Secured Note Guarantees, the Senior Secured Notes, the Intercreditor Arrangements, any security document relating to the Senior Secured Notes and/or the Senior Secured Note Indenture and any other document that may be entered into pursuant to any of the foregoing.

“Senior Secured Note Guarantees” shall mean the guarantees of the obligations of the Issuers under the Senior Secured Notes and the Senior Secured Note Indenture by the Senior Secured Note Guarantors.

“Senior Secured Note Guarantors” means the Current Senior Secured Note Guarantors and any entity which may accede to the Senior Secured Note Indenture as additional guarantor.

“Senior Secured Note Holders” shall mean the holders from time to time of the Senior Secured Notes.

1.2	Construction

In this Agreement:
(a)	Capitalised terms used in this Agreement (or in any notice given under this Agreement) but not defined therein shall have the meanings ascribed thereto in the First Lien Intercreditor Agreement; and

(b)	any reference in this Agreement to a “Clause” or a “Schedule” shall, subject to any contrary indication, be construed as a reference to a Clause or a Schedule hereof.
1.3	This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

2.	PLEDGE

2.1	The Pledgor hereby pledges to each of the Pledgees all its present and future rights and claims (whether conditional or unconditional) arising against any Account Bank from or in relation to any of the Accounts, including without limitation:
(a)	all rights and claims in respect of present and future cash deposits (Guthaben) (including without limitation saving deposits (Spareinlagen), time deposits (Termineinlagen) (including fixed deposits (Festgeldguthaben) and termination monies (Kündigungsgelder)) and call money deposits (Tagesgeldeinlagen) (including deposits for overnight money, tom/next money, spot/next money and money until further notice (Geld b ..a. w.)) standing from time to time to the credit of the Accounts, including all claims to interest payable;
(b)	in respect of each Account maintained as a giro account (Girokonto) at present or in the future, (i) all claims in respect of present and future credit balances (positive Salden), (ii) all claims in respect of present and future credit entries

(gutgeschriebene Beträge), (iii) all claims to interest payable and (iv) all other present and future monetary rights and claims arising under or in connection with the respective giro agreement (Girovertrag) (including without limitation all claims to the grant of a credit entry (Gutschriftanspruch); and
(c)	in respect of each Account maintained as a current account (Kontokorrentkonto) at present or in the future, all present and future rights and claims arising under or in connection with the respective current account agreement (Kontokorrentabrede) (including without limitation all claims to determination and acknowledgement of the current account balance (Anspruch auf Saldofeststellung und -anerkennung), all claims to present and future current account balances (Saldoforderungen) including the causal final balance (kausaler Schlusssaldo) and the right to terminate the current account relationship (Kündigung des Kontokorrents)).
(each a “Pledge” and together the “Pledges”).

2.2	Each of the Original Pledgees hereby accepts its Pledge for itself.

2.3	The Collateral Agent accepts, as representative without power of attorney (Vertreter ohne Vertretungsmacht), the respective Pledges for and on behalf of each Future Pledgee. Each Future Pledgee ratifies and confirms the declarations and acts so made by the Collateral Agent on its behalf by accepting the transfer or assignment (including by way of novation or assumption (Vertragsübernahme)) of the Obligations under the Loan Documents (or part of them) from a Pledgee or the appointment to become a successor as administrative agent under the Credit Agreement or as indenture trustee under the Senior Secured Note Indenture. Upon such ratification (Genehmigung) such Future Pledgee becomes a party to this Agreement, it being understood that any future or conditional claim (zukünftiger oder bedingter Anspruch) of such Future Pledgee arising under the Loan Documents, or, in case of a successor indenture trustee arising under the Senior Secured Note Documents shall be secured by the Pledges constituted hereunder.

2.4	All parties hereby confirm that the validity of the Pledges granted hereunder shall not be affected by the Collateral Agent acting as representative without power of attorney for each Future Pledgee.

2.5	The Pledgor herewith authorises the Collateral Agent to notify on its behalf the Pledges and/or the identity of any Future Pledgee and the new pledges created pursuant to Clause 2.3 above to each Account Bank. Upon request of the Collateral Agent, the Pledgor shall without undue delay (unverzüglich) give such notice and provide the Collateral Agent with a copy thereof.

2.6	The validity and effect of each of the Pledges shall be independent from the validity and the effect of the other Pledges created hereunder. The Pledges to each of the

Pledgees shall be separate and individual pledges ranking pari passu with the other Pledges created hereunder.

2.7	Each of the Pledges is in addition, and without prejudice, to any other security the Pledgees may now or hereafter hold in respect of the Obligations.

2.8	For the avoidance of doubt, the parties agree that nothing in this Agreement shall exclude a transfer of all or part of the Pledges created hereunder by operation of law upon the transfer or assignment (including by way of novation or assumption (Vertragsübernahme)) of all or part of the Obligations by any Pledgee to a Future Pledgee.

3.	PURPOSE OF THE PLEDGES

The Pledges hereunder are constituted in order to secure the prompt and complete satisfaction of any and all Obligations. The Pledges shall also cover any future extension of the Obligations and the Pledgor herewith expressly agrees that the provisions of Section 1210 para 1 sentence 2 of the German Civil Code (Bürgerliches Gesetzbuch) shall not apply to this Agreement.

4.	NOTICE OF PLEDGE

4.1	Subject to Clause 4.3 below the Pledgor undertakes that it will without undue delay, but not later than within twenty business days after the date of this Agreement, and, in relation to any Account opened after the date of this Agreement, within ten business days after such new Account has been opened, notify each Account Bank and any other relevant third party of the Pledges by delivering a notification substantially in the form set out in Schedule 3 (Form of Notice of Pledge) by registered mail (Einschreiben mit Rückschein). The Pledgor shall provide the Collateral Agent with a copy of each such notification and of the corresponding return receipt (Rückschein). In addition, the Pledgor shall use all reasonable efforts to procure that each Account Bank promptly acknowledges receipt of the respective notification, and acceptance of the terms thereof, to the Collateral Agent (acting for and on behalf of the Pledgees) and to the Pledgor.

4.2	Without prejudice to the obligations imposed on the Pledgor in Clause 4.1 and, in the case of future Accounts, Clause 8.3, the Pledgor hereby authorises the Collateral Agent and releases it for this purpose from the restrictions of self-dealing under Section 181 of the German Civil Code to notify each Account Bank and any other relevant third party on its behalf of this Agreement and the Pledges constituted hereunder by delivering a notification substantially in the form set out in Schedule 3 (Form of Notice of Pledge), or in such substantially similar form as the Collateral Agent (acting for and on behalf of the Pledgees) deems appropriate, provided that the Collateral Agent may only make use of this authorisation if the Pledgor has not complied with the obligations imposed on the Pledgor in Clause 4.1 within 10 business days of being notified of such failure (with a copy of such notice being sent to Reynolds Group Holdings Limited) and being requested to comply or if an Enforcement Event has occurred and is continuing.

4.3	The Pledgor shall not be under an obligation to comply with its obligation under Clause 4.1 above whilst an Enforcement Event is not continuing if the Pledgor can prove to the Collateral Agent (acting on behalf of the Pledgees) that notifying the relevant Account Bank of the Pledges created hereunder would not be consistent with, whilst an Enforcement Event is not continuing, the Pledgor retaining control over and the ability to freely use the balance of any such Account. The Collateral Agent will take instructions in accordance with the First Lien Intercreditor Agreement whether or not to agree with the Pledgor’s analysis. For the avoidance of doubt, at the date of this Agreement the Pledgor agrees that notifying the Account Banks of the Pledges created hereunder is not inconsistent with the Pledgor retaining control over and the ability to freely use the balance of any Account existing at the date of this Agreement.

5.	PLEDGOR’S RIGHT OF DISPOSAL

The Pledgor may exercise all rights and powers in respect of each Account until the Pledgees (acting through the Collateral Agent) give notice to the contrary to the Account Bank with a copy to the Pledgor. The Pledgees (acting through the Collateral Agent) may give such notice only if an Enforcement Event has occurred and is continuing.

6.	ENFORCEMENT OF THE PLEDGES

6.1	If (i) an Enforcement Event has occurred and is continuing and (ii) the requirements set forth in Sections 1273 para 2, 1204 et seq. of the German Civil Code with regard to the enforcement of any of the Pledges are met (Pfandreife), in particular, if any of the Obligations has become due and payable, then in order to enforce the Pledges (or any of them), the Collateral Agent may on its own behalf and on behalf of the other Pledgees at any time thereafter avail itself of all rights and remedies that a pledgee has against a pledgor under the laws of the Federal Republic of Germany.

6.2	The Collateral Agent may only enforce the Pledges in accordance with Clause 6.1 above in relation to obligations of any Grantor (other than obligations under the Credit Documents of (i) the Pledgor (v) incurred as Borrower under the Credit Agreement, (w) incurred as borrower under a Local Facility Agreement, (x) incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty, (y) owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the Pledgor is a beneficiary of the Cash Management Services causing such cash management obligations or (z) to the extent certain proceeds of the Senior Secured Notes Indenture have been made available to the Pledgor, up to such proceeds and (ii) a direct or indirect subsidiary of the Pledgor

(the “Pledgor’s Subsidiary”) (v) incurred as Borrower under the Credit Agreement, (w) incurred as borrower under a Local Facility Agreement, (x) incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty (y) owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the Pledgor’s Subsidiary is a beneficiary of the Cash Management Services causing such cash management obligations or (z) to the extent certain proceeds of the Senior Secured Notes Indenture have been made available to the Pledgor’s Subsidiary, up to such proceeds) after (i) the Pledgor’s auditors have (y) delivered an audited interim balance sheet of the Pledgor (valuating the Pledges at their realisation value) to the Collateral Agent and (z) determined the existence and extent of the profits available for the payment of a dividend by the Pledgor in accordance with the relevant provisions of the Swiss Code of Obligations (the “Auditor’s Determination”) and (ii) the Pledgor’s shareholders have passed for such dividend payment resolutions for the distribution of dividends (“Dividend Resolution”) in accordance with the relevant provisions of the Swiss Federal Code of Obligations being in force at that time. The Pledgor shall deliver the Auditor’s Determination and the Dividend Resolution within 30 business days after the Collateral Agent has given notice to the Pledgor of its intention to enforce the Pledges. The Collateral Agent shall only enforce the Pledges in relation to obligations of any Grantor (other than obligations under the Credit Documents of (i) the Pledgor (v) incurred as Borrower under the Credit Agreement, (w) incurred as borrower under a Local Facility Agreement, (x) incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty, (y) owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the Pledgor is a beneficiary of the Cash Management Services causing such cash management obligations or (z) to the extent certain proceeds of the Senior Secured Notes Indenture have been made available to the Pledgor, up to such proceeds and (ii) a Pledgor’s Subsidiary (v) incurred as Borrower under the Credit Agreement, (w) incurred as borrower under a Local Facility Agreement, (x) incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty (y) owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the Pledgor’s Subsidiary is a beneficiary of the Cash Management Services causing such cash management obligations or (z) to the extent certain proceeds of the Senior Secured Notes Indenture have been made available to the Pledgor’s Subsidiary, up to such proceeds) if according to the Auditor’s Determination and the Dividend Resolution the Pledgor has validly resolved to distribute the profits available for payment of a dividend, subject to Clause7 (Swiss Limitations) below, provided that if the Pledges are not enforced and/or enforceable, the Collateral Agent may subsequently again seek to enforce the Pledges in accordance with this 6.2 and Clause 7 (Swiss Limitations) at any time thereafter.

6.3	Notwithstanding Section 1277 of the German Civil Code, the Pledgees are entitled to exercise their rights without obtaining an enforceable judgment or other instrument

(vollstreckbarer Titel). The Pledgees shall be entitled to have the Pledges enforced in any manner allowed under the laws of the Federal Republic of Germany.

6.4	The Collateral Agent will notify the Pledgor five business days prior to the enforcement of the Pledges (or any of them) according to Clause 6. No such notification shall be required if (i) the Pledgor has generally ceased to make payments (Zahlungseinstellung), (ii) an application for the institution of insolvency proceedings is filed by or against the Pledgor or (iii) the Pledgees have reasonable grounds to believe that observance of the notice period will adversely affect the legitimate interests (berechtigte Interessen) of the Pledgees.

6.5	If the Pledgees acting through the Collateral Agent should seek to enforce the Pledges pursuant to Clause 6.1 hereof, the Pledgor shall, at its own expense, render forthwith all necessary assistance in order to facilitate the prompt realisation of the Pledges (or any of them) and/or the exercise by the Pledgees, acting through the Collateral Agent, of any other right they may have as Pledgee.

6.6	The Pledgees (acting through the Collateral Agent) may, in their sole discretion, determine which of several security interests (created under this or other security agreements) shall be used to satisfy the Obligations.

6.7	The Pledgor hereby expressly waives all defences of revocation (Einrede der Anfechtbarkeit) and set-off (Einrede der Aufrechenbarkeit) pursuant to Sections 770, 1211 of the German Civil Code.

6.8	The Pledgor hereby expressly waives its defences based on defences any Grantor might have against any of the Obligations (Einreden des Hauptschuldners) pursuant to Section 1211 para 1 sentence 1 alternative 1 of the German Civil Code.

6.9	If the Pledges are enforced or if the Pledgor has discharged any of the Obligations (or any part of them), Section 1225 of the German Civil Code (legal subrogation of claims to a pledgor — Forderungsübergang auf den Verpfänder) shall not apply and no rights of the Pledgees shall pass to the Pledgor by subrogation or otherwise. Further, the Pledgor shall at no time before, on or after an enforcement of the Pledges, and as a result of the Pledgor entering into this Agreement, be entitled to demand indemnification or compensation from a Grantor or any affiliate of a Grantor or assign any of these claims.

7.	SWISS LIMITATIONS

7.1	Proceeds of an enforcement of the Pledges shall only be applied towards satisfaction of the Obligations in relation to obligations of any Grantor (other than obligations under the Credit Documents of (i) the Pledgor (v) incurred as Borrower under the Credit Agreement, (w) incurred as borrower under a Local Facility Agreement, (x) incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty, (y) owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the Pledgor is a beneficiary of the Cash Management Services causing such cash management obligations or (z) to the extent certain proceeds of the Senior Secured Notes Indenture have been made available to the Pledgor, up to such proceeds and (ii) a Pledgor’s Subsidiary (v) incurred as Borrower under the Credit Agreement, (w) incurred as borrower under a Local Facility Agreement, (x) incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty (y) owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the Pledgor’s Subsidiary is a beneficiary of the Cash Management Services causing such cash management obligations or (z) to the extent certain proceeds of the Senior Secured Notes Indenture have been made available to the Pledgor’s Subsidiary, up to such proceeds) to the extent application of the proceeds of an enforcement of the Pledges towards such obligations does not constitute a repayment of capital (Einlagerueckgewaehr), a violation of the legally protected reserves (gesetzlich geschuetzte Reserven) or a payment of a (constructive) dividend prohibited by the Swiss Federal Code of Obligations by the Pledgor and in the maximum amount of the Pledgor’s profits available for the distribution of dividends at the point in time the Pledges are enforced (being the balance sheet profits and any free reserves made for this purpose, in each case in accordance with the relevant Swiss law) (the “Available Enforcement Proceeds”). Any proceeds of an enforcement in excess of the Available Enforcement Proceeds as well as the Tax Payment Amount (as defined below) which shall be deducted from the Available Enforcement Proceeds shall be returned to the Pledgor;

7.2	for such application of the Available Enforcement Proceeds towards satisfaction of the Obligations the Pledgor shall procure to pass a shareholders’ resolutions for the distribution of dividends in accordance with the relevant provisions of the Swiss Federal Code of Obligations being in force at that time (currently the profits available for the distribution of dividends as described above must be determined based on an audited balance sheet and such shareholders’ resolution must be based on the report from the Pledgor’s auditors approving the proposed distribution of dividends); and

7.3	deduct from the Available Enforcement Proceeds Swiss Anticipatory Tax (withholding tax) at the rate of 35% (or such other rate as in force from time to time) and subject to any applicable double taxation treaty and/or agreements entered into with the Swiss Federal Tax administration (the “Tax Payment Amount”):
(a)	pay the Tax Payment Amount to the Swiss Federal Tax Administration; and

(b)	give evidence to the respective beneficiary or beneficiaries (as the same may be) of such deduction of the Tax Payment Amount in accordance with Clause 2.20 (Taxes) of the Credit Agreement and Clause 4.15 (Witholding Taxes) of the Senior Secured Note Indenture.

But if such a deduction is made, the Pledgor shall not be obliged to gross-up pursuant to Clause 2.20 (Taxes) of the Credit Agreement or Clause 4.15 (Witholding taxes) of the Senior Secured Notes Indenture to the extent that such gross-up would result in the aggregate of the amounts of the proceeds of an enforcement of the Pledges applied by the beneficiary or beneficiaries (as the same may be) towards satisfaction of the Obligations and the Tax Payment Amount paid to the Swiss Federal Tax administration exceeding the maximum amount of its profits available for the distribution of dividends.

8.	UNDERTAKINGS OF THE PLEDGOR

Unless otherwise permitted by the Principal Finance Documents, during the term of this Agreement, the Pledgor undertakes to each of the Pledgees:

8.1	subject to Clause 4.3 to use all reasonable efforts to procure that each Account Bank releases any existing lien, including without limitation any pledge existing by operation of its general business conditions (Allgemeine Geschäftsbedingungen), and waives any right of set-off and right of retention in respect of the Accounts by countersigning and returning an acknowledgement of notice of pledge substantially in the form set out in Schedule 3 (Form of Notice of Pledge) to the Pledgor and the Collateral Agent.

8.2	to instruct each Account Bank to provide the Collateral Agent following receipt by the relevant Account Bank of a notice pursuant to Clause 5 with all information requested by it in respect of the Accounts and to that extent to release each Account Bank from its obligation to maintain confidentiality (Bankgeheimnis) by delivering a notice of pledge to the respective Account Bank in accordance with the requirements set out in Clause 4.1 or, in the case of any future Account, Clause 8.3. The Pledgor undertakes not to revoke such instruction during the term of this Agreement, other than in respect of an Account which is closed or disposed of in accordance with the terms of the Credit Documents;

8.3	to notify the Collateral Agent (for and on behalf of the Pledgees) without undue delay substantially in the form set out in Schedule 4 (Form of Notification of future Accounts) of each new bank account opened by the Pledgor with a credit institution in the Federal Republic of Germany in accordance with Clause 4 above. For the avoidance of doubt, the Pledgor is aware that any new bank account opened within the Federal Republic of Germany will become an Account in the meaning of this Agreement upon notice to the Account Bank and will be subject to the Pledge and the obligations assumed by the Pledgor hereunder without any further agreement;

8.4	to close any of the Accounts only upon giving 5 business days prior notice to the Collateral Agent and provided that the Pledgees (acting through the Collateral Agent) have not given a notice pursuant to Clause 5;

8.5	to deliver to the Collateral Agent, within three months after the end of each calendar year ending after January 2010, and at any time upon reasonable request of the Collateral Agent, up-to date account statement sheets (Kontoauszüge) showing the balance on each of the Accounts, provided that the Collateral Agent shall not request such information more than one additional time in any one year prior to the occurrence of an Enforcement Event and while it is continuing;

8.6	with regard to any account books (Sparbücher) and any other documents which are necessary to dispose over (verfügen) any of the Accounts, the Pledgor undertakes to deliver the originals of such documents to the Collateral Agent without undue delay if the Pledgees (acting through the Collateral Agent) have given a notice pursuant to Clause 5 and to deliver to the Collateral Agent upon its reasonable request following such event without undue delay any documents or other information concerning the Accounts, in particular (but not limited to) the account opening documents and any agreements between the Account Bank and the Pledgor in relation to the Accounts;

8.7	not to grant to any third party any rights in respect of the Accounts (keine Und-Konten oder Oder-Konten oder sonstige Rechte Dritter) (other than those arising under the relevant Account Bank’s general business conditions (Allgemeine Geschäftsbedingungen)) without the prior written consent of the Collateral Agent (such consent not to be unreasonably withheld);

8.8	to inform the Collateral Agent without undue delay of any attachment (Pfändung) and any third parties bringing claims in respect of any of the Accounts, such notice to be accompanied by any documents the Pledgees (or any of them) might need to defend themselves against any claim by a third party. In the case of any attachment (Pfändung) in respect of any of the Accounts, the Pledgor undertakes to forward to the Collateral Agent without undue delay a copy of the attachment order (Pfändungsbeschluss), any transfer order (Überweisungsbeschluss) and all other documents necessary for a defence against the attachment. The Pledgor shall inform the attaching creditor of the Pledges without undue delay;

8.9	except as otherwise agreed pursuant to the Principal Finance Documents, insofar as additional declarations or actions are necessary for the creation of the Pledges (or any of them), the Pledgor shall, at the Collateral Agent’s reasonable request, make such declarations and undertake such actions at the Pledgor’s costs and expenses; and

8.10	except as otherwise agreed pursuant to the Principal Finance Documents, to confirm or re-execute, upon reasonable request of the Collateral Agent, on the same terms as contained herein, the Pledges created hereunder in order to ensure that any Future Pledgee shall receive the benefit of such Pledges.

9.	DELEGATION

The Collateral Agent shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Agreement on such terms and conditions as it shall see fit. The Collateral Agent shall only remain liable for diligently selecting and providing initial instructions to such delegate.

10.	INDEMNITY

To the extent set out in the First Lien Intercreditor Credit Agreement, the Pledgor shall, notwithstanding any release or discharge of all or any part of the security, indemnify the Collateral Agent, its agents its attorneys and any delegate against any action, proceeding, claims, losses, liabilities, damages, expenses, demands, taxes, losses and costs which it may sustain as a consequence of any breach by the Pledgor of the provisions of this Agreement, the exercise or purported exercise of any of the rights and powers conferred on them by this Agreement or otherwise relating to the Pledges.

11.	NO LIABILITY

Except to the extent provided in the Principal Finance Documents, none of the Collateral Agent, its nominee(s) or agent(s) or delegate(s) shall be liable by reason of (a) taking any action permitted by this Agreement or (b) any neglect or default in connection with the assets and rights subject to the security interest created hereunder, save in respect of any loss or damage which is suffered as a result of wilful misconduct (Vorsatz) or gross negligence (grobe Fahrlässigkeit) by the Collateral Agent, its nominee(s) or agent(s) or delegate(s), or (c) the enforcement or realisation of all or any part of the security interest created hereunder.

12.	DURATION AND INDEPENDENCE

12.1	This Agreement shall remain in full force and effect until complete satisfaction of the Obligations. The Pledges shall not cease to exist, if the Grantors under the Credit Documents have only temporarily discharged the Obligations.

12.2	This Agreement shall create a continuing security and no change, amendment, or supplement whatsoever in the Credit Documents or in any document or agreement related to any of the Credit Documents shall affect the validity or the scope of this Agreement nor the obligations which are imposed on the Pledgor pursuant to it.

12.3	This Agreement is independent from any other security or guarantee which may have been or will be given to the Pledgees or the Collateral Agent. None of such other security shall prejudice, or shall be prejudiced by, or shall be merged in any way with this Agreement.

12.4	Waiving Section 418 of the German Civil Code, the Pledgor hereby agrees that the security created hereunder shall not be affected by any transfer or assumption of the Obligations to, or by, any third party.

13.	RELEASE (PFANDFREIGABE)

13.1	Upon complete and irrevocable satisfaction of the Obligations, the Collateral Agent (as instructed in accordance with the First Lien Intercreditor Agreement) and the other Pledgees will as soon as reasonably practical declare in writing the release of the Pledges (Pfandfreigabe) to the Pledgor as a matter of record. For the avoidance of doubt, the parties are aware that upon full and complete satisfaction of the Obligations the Pledges, due to their accessory nature (Akzessorietät), cease to exist by operation of German mandatory law.

13.2	At any time when the total value of the aggregate security granted by the Pledgor and any of the other Grantors to secure the Obligations (the “Security”), which can be expected to be realised in the event of an enforcement of the Security (realisierbarer Wert), exceeds 110% of the Obligations (the “Limit”) not only temporarily, the Pledgees shall on demand of the Pledgor release such part of the Security (Sicherheitenfreigabe) as the Collateral Agent (as instructed in accordance with the First Lien Intercreditor Agreement) and the other Pledgees may in their reasonable discretion determine so as to reduce the realisable value of the Security to the Limit.

13.3	The Collateral Agent (as instructed in accordance with the First Lien Intercreditor Agreement) and the other Pledgees, acting through the Collateral Agent, will as soon as reasonably practicable declare in writing the release of the Pledges (Pfandfreigabe) to the Pledgor in accordance with, and to the extent required by, the Intercreditor Arrangements.

14.	PARTIAL INVALIDITY; WAIVER

14.1	If at any time, any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, such provision shall as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or of such provisions in any other jurisdiction. The invalid, illegal or unenforceable provision shall be deemed to be replaced with such valid, legal or enforceable provision which comes as close as possible to the original intent of the parties and the invalid, illegal or unenforceable provision. Should a gap (Regelungslücke) become evident in this Agreement, such gap shall, without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof, be deemed to be filled in with such provision which comes as close as possible to the original intent of the parties.

14.2	No failure to exercise, nor any delay in exercising, on the part of the Pledgees, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

15.	AMENDMENTS

Changes and amendments to this Agreement including this Clause 15 shall be made in writing.

16.	NOTICES AND THEIR LANGUAGE

16.1	All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

For the Pledgor:	SIG Combibloc Procurement AG

	Address:	Laufengasse 18, CH-8212 Neuhausen am Rheinfall, Switzerland

	Fax:	+41 52 674 65 74

	Attention:	head of legal corporate

For the Pledgor with a copy to:

	Address:	c/o Rank Group Limited Level 9 148 Quay Street PO Box 3515 Auckland 1140 New Zealand
	Telephone:	+649 3666 259

	Fax:	+649 3666 263

	Attention:	Helen Golding

For the Pledgees to the Collateral Agent: The Bank of New York Mellon

Address:	101 Barclay Street, 4E New York, N.Y. 10286 The United States of America

Telephone:	+212 298 1528

Fax:	+212 815 5366

Attention:	International Corporate Trust
16.2	Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. As agreed to in writing in accordance with the First Lien Intercreditor Agreement, notices and other communications hereunder may also be delivered by e-mail to the e-mail address of a representative of the applicable party to this Agreement provided from time to time by such party.

16.3	All notices and other communications given to any party in connection with this Agreement in accordance with the provisions of this Agreement shall be deemed (widerlegbare Vermutung) received on the date sent (if a business day) and on the next business day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by fax or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Clause 16 or in accordance with the latest unrevoked direction from such party given in accordance with this Clause 16.

16.4	Any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

17.	APPLICABLE LAW, JURISDICTION

17.1	This Agreement is governed by the laws of the Federal Republic of Germany.

17.2	The place of jurisdiction for any and all disputes arising under or in connection with this Agreement shall be the district court (Landgericht) in Frankfurt am Main. The Pledgees however, shall also be entitled to take action against the Pledgor in any other court of competent jurisdiction. Further, the taking of proceedings against the Pledgor in any one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

18.	CONCLUSION OF THIS AGREEMENT (VERTRAGSSCHLUSS)

18.1	The parties to this Agreement may choose to conclude this Agreement by an exchange of signed signature page(s), transmitted by means of telecommunication (telekommunikative Übermittlung) by fax or attached as an electronic photocopy (pdf., tif., etc.) to an e-mail.

18.2	If the parties to this Agreement choose to conclude this Agreement pursuant to sub-Clause 18.1 above, they will transmit the signed signature page(s) of this Agreement to attention of Mr. Philipp Kropatscheck or Ms Corinna May (Philipp.Kropatscheck@cliffordchance.com or Corinna.May@cliffordchance.com, fax: +49 69 7199 4000) (each a “Recipient”). The Agreement will be considered concluded once any of the Recipients has actually received the signed signature page(s) (Zugang der Unterschriftsseite(n)) from all parties to this Agreement and at the time of the receipt of the last outstanding signature page(s).

18.3	For the purposes of this Clause 18 only, the parties to this Agreement appoint each Recipient individually as their attorney (Empfangsvertreter) and expressly allow (gestatten) each Recipient to collect the signed signature page(s) from all and for all parties to this Agreement. For the avoidance of doubt, the Recipients will have no further duties connected with their position as Recipient. In particular, the Recipients may assume the conformity to the authentic original(s) of the signature page(s) transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

SIGNATURE PAGE
This Account Pledge Agreement has been entered into on the date stated at the beginning by
SIG Combibloc Procurement AG
as Pledgor

By:	/s/ Cindy Lefari	By:	/s/ Philip West

	Name: CINDY LEFARI Title: ATTORNEY		Name: PHILIP WEST Title: ATTORNEY
The Bank of New York Mellon
On its own behalf and on behalf of the parties listed in Part 1 of Schedule 1 hereto under a power of attorney

By:	/s/ Maksim Genkin	By:	/s/ Kevin Binnie

	Name: MAKSIM GENKIN Title: ASSITANT TREASURER		Name: KEVIN BINNIE Title: VICE PRESIDENT

SCHEDULE 1
PART 1
LIST OF FINANCIAL INSTITUTIONS
NAME
1776 CLO I, Ltd
280 Funding I
ABS Loans 2007 Ltd
AFIC II LLC
AIG Bank Loan Fund Ltd
AIM FLOATING RATE FUND
ALPSTAR CLO I PUBLIC LTD CO
Altenberg Funding
American Hallmark Insurance Co of TX
AMMC CLO IV LIMITED
AMMC CLO V Ltd
AMMC VII LIMITED
Anchorage Crossover Credit Finance Ltd
Apostle Loomis Sayles Credit Opportunities Fund
Apostle Loomis Sayles Senior Loan Fund
Ares Enhanced Credit Opportunities Fund Ltd
ARES ENHANCED LOAN INVESTMENT STRATEGY II LTD
Ares Enhanced Loan Investment Strategy III LTD
ARES ENHANCED LOAN INVESTMENT STRATEGY IR LTD
Ares European CLO II BV
ARES IIIR/IVR CLO LTD
ARES IIR CLO LTD.
Ares Institutional Loan Fund B.V.

NAME
Ares VIR CLO Ltd.
Ares VR CLO Ltd.
Ares X CLO Ltd
ARES XI CLO LTD
Ares XII CLO Ltd
Ariel Reinsurance Company Ltd
Arizona State Retirement System
ASSOCIATED BRITISH FOODS PENSION SCHEME
Atrium III
Atrium IV
ATRIUM V
Australia and New Zealand Banking Group Limited
AVOCA CLO III B.V
AVOCA CLO IX LTD
AVOCA CLO VI PLC
Babson Capital Loan Partners I LP
Babson CLO Ltd 2004-I
Babson CLO LTD 2004-II
BABSON CLO LTD 2005-I
Babson CLO Ltd 2006 II
Babson CLO Ltd 2006-I
BABSON CLO LTD 2007-I
Babson CLO LTD 2008 — II
Babson CLO LTD. 2005 — III
BABSON LOAN OPPORTUNITY CLO LTD
Battalion CLO 2007-I, Ltd.

NAME
BEACH POINT LOAN MASTER FUND LP
Belhurst Clo Ltd
BILL&MELINDA GATES FOUNDATION
Blackrock Debt Strategies Fund, Inc
Blackrock Defined Opportunity Credit Trust
Blackrock Diversified Income Strategies Fund (DVF)
Blackrock Floating Rate Income Trust
BlackRock Floating Rate Income Strategies Fund Inc
Blackrock Global Investment Series Income Strategies Portfolio
BlackRock Limited Duration Income Trust
Blackrock Senior Floating Rate Portfolio
BLACKROCK SENIOR HIGH INCOME FUND INC
BlackRock Senior Income Series
BLACKROCK SENIOR INCOME SERIES II
Blackrock Senior Income Series IV
Blackrock Senior Income Series V Limited
BLACKSTONE SPECIAL FUNDING IRELAND
BLT 18 LLC
Blue Shield of California
BLUEBAY COF LOAN INVESTMENTS S.A.
Bluebay High Income Loan Investments (Luxembourg) SA
BLUEBAY MULTI STRATEGY INVESTMENTS LUXEMBOURG S A R L
Boeing Company Employee Retirement Plans Master Trust Investment Control Pool
BOS INTERNATIONAL (AUSTRALIA) LTD
Bridgeport CLO II Ltd.

NAME
BRIDGEPORT CLO LTD
Brigade Credit Fund II LP
Brown University
California Public Employees Retirement System
Carpenters Pension Trust Fund of St. Louis
Cascade Investment LLC
CASTLE GARDEN FUNDING
CAVALRY CLO I, LTD
CELF Loan Partners B.V
CELF LOAN PARTNERS II PLC
CELF LOAN PARTNERS III PLC
CELF LOW LEVERED PARTNERS PLC
CELF PARTNERSHIP LOAN FUNDING 2008 I
Cent CDO 10 Limited
Cent CDO 12 Limited
Cent CDO 14 Limited
CENT CDO 15 LIMTIED
Cent CDO XI Limited
CENTAURUS LOAN TRUST
Centurion CDO 8 Ltd
CENTURION CDO 9 LIMITED
Centurion CDO VI Ltd
Centurion CDO VII Ltd
CFS WHOLESALE GLOBAL CORPORATE DEBT FUND
CHAMPLAIN CLO LTD
Chatham Light II CLO Ltd

NAME
Chelsea Park CLO Ltd
CHGO Loan Funding LTD
CIM VI LLC
Citibank, National Association
CITRON INVESTMENTS CORPORATION
CLYDESDALE CLO 2004 LTD
Clydesdale CLO 2005 Ltd
CLYDESDALE STRATEGIC CLO I LTD
Columbus Park CDO Ltd
Commonwealth International Fixed Interest Fund 6
Commonwealth of Pennsylvania State Employees Retirement System
Confluent 2 Limited
Continental Casualty Company
COOPERATIEVE CENTRALE RAIFFEISEN BOERENLEENBANK B.A.
CRATOS CLO I LTD
CREDIT SUISSE AG
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
CREDIT SUISSE CANDLEWOOD PRIVATE FINANCE MASTER FUND, LTD.
Credit Suisse Loan Funding LLC
Credit Suisse Syndicated Loan Fund
Credos Floating Rate Fund, LP
CREF Bond Market Account
CSAM Funding II
CSAM FUNDING IV
CUMBERLAND II CLO LTD
Delaware Group Advisor Funds- Delaware Diversified Income Fund

NAME
Delaware VIP Trust — Delaware VIP Diversified Income Series
Deutsche Bank AG, New York Branch
DZ Bank AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK
DFR Middle Market CLO LTD
Diversified Credit Portfolio Ltd
Doral Money Inc
Dryden X — Euro CLO 2005 PLC
Dryden XIV — Euro CLO 2006 PLC
DRYDEN XV EURO CLO 2006 PLC
DWS Floating Rate Plus Fund
DWS Short Duration Plus Fund
E.N. Investment Company
Employers Insurance of Wausau
European Loan Credit Fund I Limited
Fidelity Advisor Series I: Fidelity Advisor Floating Rate High Income Fund
FLAGSHIP CLO V
Flagship CLO VI
Flatiron CLO 2007-1 Ltd.
Floating Rate Income Strategies Fund II Inc
Foothill CLO I Ltd
Fore CLO Ltd 2007-1
Franklin CLO V, Ltd
Franklin CLO VI, Limited
Franklin Floating Rate Daily Access Fund
FRANKLIN FLOATING RATE MASTER SERIES
Franklin Templeton Limited Duration Income Trust

NAME
Franklin Templeton Series II Funds-Franklin Floating Rate II Fund
Future Fund Board of Guardians
Galaxy V CLO Ltd
Galaxy VI CLO, Ltd.
GALAXY VII CLO LTD
Galaxy VIII CLO Ltd
Gannett Peak CLO I, Ltd.
GCA Credit Opportunities Master Fund, LTD
GE Capital Commercial Inc
GILLESPIE CLO PLC
Global Loan Opportunity Fund BV
GMAM Group Pension Trust I
Golden Knight II CLO, Limited
Goldman Sachs Asset Management CLO, Public Limited Company
Goldman Sachs Collective Trust High Yield Implementation Vehicle
Grand Central Asset Trust Cameron I Series
GRAND CENTRAL ASSET TRUST, ANC SERIES
GSO CO INVESTMENT PARTNERS LLC
GSO DOMESTIC CAPITAL FUNDING LLC
GSO Royal Holdings CB LLC
Harvest CLO II S.A.
Harvest CLO III plc
Harvest CLO IV plc
HARVEST CLO V plc
Hillmark Funding LTD.
Hiscox Insurance Company (Bermuda) Ltd.

NAME
HISCOX SYNDICATE 33
Hudson Canyon Funding II Ltd
Illinois State Board of Investment
ING International (II) — Senior Bank Loans Euro
ING Investment Trust Co. Plan for Employee Benefit Senior Loan Fund
ING Investment Management CLO II, Ltd.
ING Investment Management CLO III, Ltd.
ING Investment Management CLO V, Ltd
Jersey Street CLO Ltd.
JHF II-Multi Sector Bond Fund
John Hancock Fund II Floating Rate Income Fund
JP Morgan Whitefriars Inc
JPMorgan Chase Retirement Plan
LeverageSource V S A.R.L
LFSIGXG LLC
LIBERTY MUTUAL INSURANCE CO
Libra Global Limited
Limerock CLO I
LLCP Loan Funding 2007
Loomis Sayles Leveraged Senior Loan Fund Ltd
Loomis Sayles Senior Loan Fund LLC
Lord Abbett Invest Trust-Lord Abbett Floating Rate Fund
MACKAY SHIELDS CORE PLUS ALPHA FUND LTD
MACKAY SHORT DURATION ALPHA FUND
Madison Park Funding I, Ltd.
Madison Park Funding II, Ltd.

NAME
MADISON PARK FUNDING III, Ltd.
MADISON PARK FUNDING IV, Ltd.
MADISON PARK FUNDING V, Ltd.
MADISON PARK FUNDING VI, Ltd.
MainStay Floating Rate Fund, a series of Eclipse Funds Inc.
MainStay VP Floating Rate Portfolio, a series of MainStay VP Series Fund, Inc.
Market Square CLO Ltd.
Marlborough Street CLO, Ltd.
Master Senior Floating Rate Trust
Mcdonnell Bank Loan Select Master Fund
MCDONNELL LOAN OPPORTUNITY LTD
Meadow Foundation Incorporated
MET Investors Series Trust-Pioneer Strategic Income Portfolio
MetLife Bank National Association
METROPOLITAN LIFE INSURANCE CO
MISSOURI STATE EMPLOYEES RETIREMENT SYSTEM
Mizuho Corporate Bank, Ltd.
Morgan Stanley Investment Management Croton
MORGAN STANLEY INVESTMENT MANAGEMENT GARDA B.V
MSIM Peconic Bay Ltd.
Mt Wilson CLO Ltd
Mt. Wilson CLO II, LTD
NACM CLO I
Nash Point CLO
NATIXIS COF I, LLC
Natixis Loomis Sayles Senior Loan Fund

NAME
NAUTIQUE FUNDING LTD
NAVIGARE FUNDING I CLO LTD.
Navigare Funding II CLO, Ltd.
Navigare Funding III CLO, Ltd
NCM GT 2008-1 LLC
NCRAM Loan Trust
NCRAM SENIOR LOAN TRUST 2005
Neptune Finance CCS, LTD.
New Mexico Educational Retirement Board
New York Life Insurance and Annuity Corporation
New York Life Insurance Company (Guaranteed Products)
New York Life Insurance Company, GP-Portable Alpha
Nomura Bond & Loan Fund
NYLIM Flatiron CLO 2005-1 Ltd.
NYLIM Flatiron CLO 2006-1 Ltd.
NYLIM Institutional Floating Rate Fund L.P.
Oak Hill Credit Opportunities Financing, Ltd.
Oak Hill Credit Partners III Limited
Oak Hill Credit Partners IV Ltd
Oak HIll Credit Partners V Limited
OAK HILL EUROPEAN CREDIT PARTNERS I PLC
OAK HILL EUROPEAN CREDIT PARTNERS II PLC
OCA Brigade Credit Fund LLC
Ocean Trails CLO I
Ocean Trails CLO II
OHA Finlandia Credit Fund

NAME
OHA Park Avenue CLO I
Olympic Park Ltd
OPPIDA INVESTMENTS LTD
Oregon Public Employee Ret Fund
PACIFIC LIFE INSURANCE CO
Pioneer Diversified High Income Trust
Pioneer Floating Rate Fund
PIONEER FLOATING RATE TRUST
PIONEER GLOBAL HIGH YIELD FUND
Pioneer High Yield Fund
Pioneer Strategic Income Fund
Pioneer Strategic Income VCT Portfolio
PPM America Inc a/c PPM Monarch Bay Funding LLC
Putnam Floating Rate Income Fund
PUTNAM High Yield Advantage Fund
PUTNAM HIGH YIELD TRUST
Putnam Variable Trust PVT High Yield Fund
Qualcomm Global Trading, Inc.
Race Point III CLO
RACE POINT IV CLO LTD
Ridgeworth Funds Seix Floating Rate High Income Fund
RIVERSIDE PARK CLO LTD
Riversource Bond Series, Inc.-Riversource Floating Rate Fund
Riversource High Yield Bond Fund, a series of Riversource High Yield Income Series, Inc.
RIVERSOURCE INSTITUTIONAL LEVERAGED LOAN FUND II, LP

NAME
RiverSource Strategic Allocation Series, Inc. — RiverSource Strategic Income Allocation Fund
Riversource Variable Portfolio — High Yield Bond Fund, a Series of Riversource Variable Series Trust
Rochdale Fixed Income Opportunities Portfolio
Royal Mail Pension Plan
San Joaquin County Employees’ Retirement Association
Sapphire Valley CDO I Ltd
Saratoga CLO I Limited
Schiller Park CLO, LTD
SEARS HOLDINGS PENSION PLAN
SEI Institutional Investment Trust — High Yield Bond Fund (Brigade)
SEI Institutional Investments Trust Enhanced Libor Opportunities Fund
SEI INSTITUTIONAL MANAGED TRUST — HIGH YIELD BOND FUND
Seix Credit Opportunities Fund Financing I LTD
Senior Loan Portfolio
SERVES 2006-1 LTD
Silverado CLO 2006-II Limited
SSS Funding II LLC
Stanfield Arnage CLO Ltd
STANFIELD AZURE CLO LTD
Stanfield Daytona CLO, Ltd.
Stanfield Mclaren CLO, Ltd.
Stanfield Veyron CLO Ltd
State Retirement and Pension System of Maryland
Stellar Performer Global Series W — Global Credit
STICHTING DEPOSITARY APG FIXED INCOME CREDIT POOL

NAME
Stichting Pensioenfonds Medische Specialisten
STICHTING PENSIOENFONDS VOOR HUISARTEN
Stone Harbor Leveraged Loan Portfolio
Stone Harbor Libor Total Return Fund
Stone Harbor Sterling Core Plus Bond Fund
Stone Tower Credit Funding I Ltd
Stoney Lane Funding I Ltd.
Sumitomo Mitsui Banking Corporation Signapore Branch
Sumitomo Mitsui Banking Corporation Signapore Branch
Sun America Senior Floating Rate Fund Inc
Sun Life Assurance Company of Canada
Symetra Life Insurance Company
Tavitian Foundation Inc
TEACHERS INSURANCE & ANNUITY ASSOCIATION OF AMERICA
TEACHERS RETIREMENT SYSTEM OF LOUISIANA (SHENKMAN-HIGH YIELD ACCOUNT)
Texas Prepaid Higher Education Tuition Board
TFP Royal Issuer LLC
The Anschutz Foundation
The President and Trustees of Williams College
TIAA-CREF BOND PLUS FUND
TRIBECA PARK CLO LTD
Trustees of the University of Pennsylvania
TRUSTMARK INSURANCE COMPANY
UBS (UK) Pension and Life Assurance Scheme
UMC Benefit Board Inc

NAME
United America Idemnity, LTD
Van Kampen Dynamic Credit Opportunities Fund
VAN KAMPEN SENIOR INCOME TRUST
Van Kampen Senior Loan Fund
VERMONT PENSION INVESTMENT COMMITTEE
Veronica Atkins Marital Trust
Virginia Retirement System
WASATCH CLO LTD
Waterfront CLO 2007-1, Ltd
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Opportunistic Investment Portfolio
Wellington Trust Company, National Association Multiple Common Trust Funds Trust-Opportunistic Fixed Income Allocation Portfolio
WESTEN ASSET FLOATING RATE HIGH INCOME FUND LLC
WESTERN ASSET LEVERED LOAN OPPORTUNITY FUND LTD
WESTPAC BANKING CORP
WG Horizons CLO I
WHITEHORSE III LTD
Wind River CLO I Ltd.
WIND RIVER CLO II LTD — TATE INVESTORS LTD.
Wind River Reinsurance Company, Ltd.
PART 2
LIST OF CURRENT BORROWERS
SIG Euro Holding AG & Co. KGaA
Closure Systems International Holding Inc.
Closure Systems International B.V.

SIG Austria Holding GmbH
Reynolds Consumer Products Holdings Inc.
Reynolds Group Holdings Inc.
PART 3
LIST OF CURRENT GUARANTORS
SIG Holdings (UK) Limited (England and Wales)
SIG Combibloc Limited (England and Wales)
SIG Euro Holding AG & Co. KGaA (Germany)
SIG Beverages Germany GmbH (Germany)
SIG Combibloc Holding GmbH (Germany)
SIG Vietnam Beteiligungs GmbH (Germany)
SIG Combibloc GmbH (Germany)
SIG Combibloc Systems GmbH (Germany)
SIG Combibloc Zerspanungstechnik GmbH (Germany)
SIG Information Technology GmbH (Germany)
SIG International Services GmbH (Germany)
Beverage Packaging Holdings (Luxembourg) I S.A. (Luxembourg)
Beverage Packaging Holdings (Luxembourg) III S.à r.l. (Luxembourg)
SIG Finance (Luxembourg) S.à.r.l. (Luxembourg)
Reynolds Group Holdings Limited (New Zealand)
SIG Combibloc Group AG (Switzerland)
SIG Finanz AG (Switzerland)
SIG Technology AG (Switzerland)
SIG allCap AG (Switzerland)
SIG Combibloc (Schweiz) AG (Switzerland)
SIG Schweizerische Industrie-Gesellschaft AG (Switzerland)

SIG Combibloc Procurement AG (Switzerland)
SIG Holding USA Inc. (USA)
SIG Combibloc Inc. (USA)
Reynolds Group Holdings Inc. (USA)
Reynolds Group Issuer Inc. (USA)
Reynolds Group Issuer LLC (USA)
CSI Latin American Holdings Corporation (BVI)
Closure Systems International (Canada) Limited (Canada)
CSI Closure Systems Manufacturing de Centro America, S.R.L. (Costa Rica)
Closure Systems International (UK) Limited (England and Wales)
Reynolds Consumer Products (UK) Limited (England and Wales)
BACO Consumer Products Limited (England and Wales)
Closure Systems International Holdings (Germany) GmbH (Germany)
Closure Systems International Deutschland GmbH (Germany)
Closure Systems International Holdings (Japan) KK (Japan)
Closure Systems International Japan, Limited (Japan)
Closure Systems International (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Consumer Products (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Group Issuer (Luxembourg) S.A. (Luxembourg)
Closure Systems International B.V. (The Netherlands)
Reynolds Consumer Products International B.V. (The Netherlands)
Closure Systems International Holdings Inc. (Delaware, USA)
Closure Systems International Inc. (Delaware, USA)
Reynolds Packaging Machinery Inc. (Delaware, USA)
Closure Systems Mexico Holdings LLC (Delaware, USA)
CSI Mexico LLC (Delaware, USA)
Southern Plastics, Inc. (Louisiana, USA)
CSI Sales & Technical Services Inc. (Delaware, USA)

Reynolds Consumer Products Holdings Inc. (Delaware, USA)
Bakers Choice Products, Inc. (Delaware, USA)
Reynolds Consumer Products Inc. (Delaware, USA)
Reynolds Foil Inc. (Delaware, USA)
Reynolds Services Inc. (Delaware, USA)
PART 4
LIST OF CURRENT SENIOR SECURED NOTE GUARANTORS
SIG Holdings (UK) Limited (England and Wales)
SIG Combibloc Limited (England and Wales)
SIG Euro Holding AG & Co. KGaA (Germany)
SIG Beverages Germany GmbH (Germany)
SIG Combibloc Holding GmbH (Germany)
SIG Vietnam Beteiligungs GmbH (Germany)
SIG Combibloc GmbH (Germany)
SIG Combibloc Systems GmbH (Germany)
SIG Combibloc Zerspanungstechnik GmbH (Germany)
SIG Information Technology GmbH (Germany)
SIG International Services GmbH (Germany)
Beverage Packaging Holdings (Luxembourg) I S.A. (Luxembourg)
Beverage Packaging Holdings (Luxembourg) III S.à r.l. (Luxembourg)
SIG Finance (Luxembourg) S.à.r.l. (Luxembourg)
Reynolds Group Holdings Limited (New Zealand)
SIG Combibloc Group AG (Switzerland)
SIG Finanz AG (Switzerland)
SIG Technology AG (Switzerland)
SIG allCap AG (Switzerland)

SIG Combibloc (Schweiz) AG (Switzerland)
SIG Schweizerische Industrie-Gesellschaft AG (Switzerland)
SIG Combibloc Procurement AG (Switzerland)
SIG Holding USA Inc. (USA)
SIG Combibloc Inc. (USA)
Reynolds Group Holdings Inc. (USA)
CSI Latin American Holdings Corporation (BVI)
Closure Systems International (Canada) Limited (Canada)
CSI Closure Systems Manufacturing de Centro America, S.R.L. (Costa Rica)
Closure Systems International (UK) Limited (England and Wales)
Reynolds Consumer Products (UK) Limited (England and Wales)
BACO Consumer Products Limited (England and Wales)
Closure Systems International Holdings (Germany) GmbH (Germany)
Closure Systems International Deutschland GmbH (Germany)
Closure Systems International Holdings (Japan) KK (Japan)
Closure Systems International Japan, Limited (Japan)
Closure Systems International (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Consumer Products (Luxembourg) S.à r.l. (Luxembourg)
Closure Systems International B.V. (The Netherlands)
Reynolds Consumer Products International B.V. (The Netherlands)
Closure Systems International Holdings Inc. (Delaware, USA)
Closure Systems International Inc. (Delaware, USA)
Reynolds Packaging Machinery Inc. (Delaware, USA)
Closure Systems Mexico Holdings LLC (Delaware, USA)
CSI Mexico LLC (Delaware, USA)
Southern Plastics, Inc. (Louisiana, USA)
CSI Sales & Technical Services Inc. (Delaware, USA)
Reynolds Consumer Products Holdings Inc. (Delaware, USA)

Bakers Choice Products, Inc. (Delaware, USA)
Reynolds Consumer Products Inc. (Delaware, USA)
Reynolds Foil Inc. (Delaware, USA)
Reynolds Services Inc. (Delaware, USA)

SCHEDULE 2
LIST OF ACCOUNTS

(Sub-) Account	Bank Sort Code	Name and address of	Type of
No.	(Bankleitzahl)	Account Bank	account	Currency
[__________]	BLZ 30070010 IBAN DE26300700100[____ _____]	Deutsche Bank AG, Königsallee 45-47, 40189 Düsseldorf, Germany	Giro	EUR USD
SWIFT DEUTDEDDXXX

SCHEDULE 3
FORM OF NOTICE OF PLEDGE
[Letterhead of Pledgor]

Absender/From:	[Pledgor]

An/To:	[Account Bank]

Datum/Date:	[•]

Verpfändungsanzeige	Notice of Pledge

Betrifft: Konto Nr. [•]	Re: Account No. [•]

Sehr geehrte Damen und Herren,	Dear Sirs,

Hiermit zeigen wir Ihnen an, dass wir gemäß Ziffer 2.1 des hier in Kopie beigefügten Kontenverpfändungsvertrags vom [•] (der “Kontenverpfändungsvertrag”) alle Rechte und Ansprüche bezüglich des o. g. Kontos und aller sonstigen bei Ihnen geführten Konten (die “Konten”) (inklusive aller Unterkonten, etwaiger Neueröffnungen, Verlängerungen, Umbenennung und Festgeldkonten) zu Gunsten von [Collateral Agent] (der “Sicherheitentreuhänder”) und anderen (zusammen die “Pfandgläubiger”) verpfändet haben.
We hereby give you notice that pursuant to Clause 2.1 of a account pledge agreement dated [•] (the “Account Pledge Agreement”), a copy of which is attached hereto, we have pledged in favour of [Collateral Agent] (the “Collateral Agent”) and others (together the “Pledgees”) all of our rights and claims in respect of the above account and all other accounts maintained with you from time to time (the “Accounts”) (including all sub-accounts thereof, renewals, replacements, redesignations and related fixed deposit accounts thereof).

Die Verpfändung umfasst insbesondere alle Ansprüche auf gegenwärtige und zukünftige Guthaben (einschließlich Spareinlagen, Termineinlagen, Festgeldeinlagen und Tagesgeldeinlagen) und positive Salden sowie alle darauf anfallenden Zinsen.
The pledges comprise in particular all claims to present and future cash deposits (including saving deposits, time deposits, fixed deposits and call money deposits) and credit balances and all claims to interest payable in relation thereto.

Solange Sie als kontoführende Bank keine gegenteilige Nachricht vom Sicherheitentreuhänder erhalten, sind wir ermächtigt, über die Konten und insbesondere die Kontenguthaben zu verfügen. Im Fall des Erhalts einer entsprechenden Nachricht sind Sie als kontoführende Bank gehalten, keinerlei Verfügungen unsererseits über die Konten und die Kontenguthaben mehr zuzulassen.
Until notice to the contrary from the Collateral Agent to be served on you as account bank, we may continue to operate the Accounts and in particular may dispose over the amounts standing to the credit thereof. Upon receipt of such aforesaid notice to the contrary, you as account bank shall not allow any dispositions by us of the Accounts and of the amounts standing to the credit thereof.

Wir verzichten hiermit in bezug auf alle bei Ihnen geführten Konten zu Gunsten der Pfandgläubiger auf unser Recht auf	We herewith waive all rights of confidentiality (Bankgeheimnis) in relation to all accounts held with you for the benefit of

Vertraulichkeit (Bankgeheimnis) und beauftragen und ermächtigen Sie hiermit, nachdem Sie die o.g Nachricht vom Sicherheitentreuhänder erhalten haben, dem Sicherheitentreuhänder auf sein Verlangen jede gewünschte Information im Hinblick auf solche Konten zu geben.
the Pledgees. If you have received the above notice from the Collateral Agent we hereby instruct and authorise you to provide the Collateral Agent with any information requested by it in respect of such accounts.

Diese Verpfändungsanzeige unterliegt deutschem Recht.	This notice of pledge shall be construed in accordance with German law.

In Zweifelsfällen gilt die deutsche Fassung dieser Verpfändungsanzeige.	In cases of doubt the German version of this notice of pledge shall prevail.

Wir bitten Sie, die dieser Verpfändungsanzeige beigefügte Empfangsbestätigung als Zeichen Ihres Einverständnisses mit den hierin und in der Empfangsbestätigung genannten Bestimmungen unterzeichnet sowohl an uns als auch an den Sicherheitentreuhänder (für die Pfandgläubiger) zu senden. Die Adresse des Sicherheitentreuhänders ist die folgende:
Please sign the enclosed Acknowledgement of Notice of Pledge in order to acknowledge receipt of this notice and your agreement to the terms set out herein and in the enclosed Acknowledgement and return the same to us and to the Collateral Agent (for and on behalf of the Pledgees). The address of the Collateral Agent is the following:
[name and address of Collateral Agent].

Mit freundlichen Grüßen	Yours faithfully
[Pledgor]
_________________________________________
(Geschäftsführer/Managing Director)

[Letterhead of Account Bank]

Absender/From:	[Account Bank]

An/ To:	[Collateral Agent]
und/and
[Pledgor]

Datum/ Date:	[•]

Bestätigung des Empfangs einer Verpfändungsanzeige	Acknowledgement of Notice of Pledge

Betrifft: Konto Nr. [•]	Re: Account No. [•]

Sehr geehrte Damen und Herren,	Dear Sirs,

Wir bestätigen hiermit den Erhalt der Verpfändungsanzeige vom [Datum] sowie der Kopie des Kontoverpfändungsvertrags vom [•] und unser Einverständnis mit den darin enthaltenen Bestimmungen.	We hereby acknowledge receipt of the notice of pledge dated [date] and of a copy of the account pledge agreement dated [•] and confirm our agreement with the terms set out therein.

Wir versichern, dass wir keine Verpfändungsanzeige bzgl. der verpfändeten Konten erhalten haben und uns mit Ausnahme unseres AGB-Pfandrechts keine Rechte Dritter an den verpfändeten Konten bekannt sind.
We confirm that we have neither received any previous notice of pledge relating to the pledged accounts nor are we aware of any third party rights in relation to the accounts except for the right of pledge arising pursuant to our general business conditions.

Wir verpflichten uns hiermit, sowohl im eigenen Namen als auch für unsere jeweiligen Rechtsnachfolger, die in der obengenannten Verpfändungsanzeige enthaltenen Bestimmungen und Anweisungen zu befolgen.
We hereby confirm on behalf of ourselves and our legal successors in title that we will act in accordance with the terms and instructions set out in the notice of pledge referred to above.

Wir verzichten hiermit unwiderruflich und bedingungslos auf jegliche Aufrechnungs- und Zurückbehaltungsrechte bzgl. der Konten, wobei es unser Verständnis ist, dass Saldierungen bei Kontokorrentkonten weiterhin vorgenommen und Kontoführungsgebühren und retournierte Schecks den Konten weiterhin ohne Einschränkung belastet werden dürfen.
We hereby irrevocably and unconditionally waive our rights in respect of and agree not to make any set-off from the Accounts or invoke any rights of retention in relation to the Accounts; it being understood that the balancing of current accounts shall be permitted and that account-keeping fees and returned cheques may furthermore be debited without restriction.

Des Weiteren erklären wir hiermit, dass wir das aufgrund unserer Allgemeinen Geschäftsbedingungen an den Konten bestehende Pfandrecht aufgeben.	We hereby release the pledge granted in our favour in respect of the Accounts pursuant to our General Business Conditions.

Dieses Schreiben unterliegt deutschem Recht.	This letter shall be construed in accordance with German law.

In Zweifelsfällen gilt die deutsche Fassung dieses Schreibens.	In cases of doubt the German version of this letter shall prevail.

Mit freundlichen Grüßen	Yours faithfully

[Account Bank]

_____________________________ ([Name des Unterzeichners/name of signatory])

SCHEDULE 4
FORM OF NOTIFICATION OF FUTURE ACCOUNTS

From:	[Pledgor]

To:	[Collateral Agent], on its own behalf and for and on behalf of the Pledgees (as defined in the Account Pledge Agreement, as defined below)

Date:	[Date of Notification]

Re:	Account pledge agreement dated [date of this Agreement] between us as pledgor and you and others as pledgees (the “Account Pledge Agreement”)
Dear Sirs,
In accordance with Clause 16.3 of the Account Pledge Agreement, we hereby give you notice that we [will open/have opened] the following bank account (the “New Account”):

(Sub-) Account	Bank Sort Code	Name and address of Account	Type of
No.	(Bankleitzahl)	Bank (the “Account Bank”)	Account
[•]	[•]	[•]	[•]
Capitalised terms not otherwise defined herein shall have the meaning ascribed thereto in the Account Pledge Agreement.
We hereby confirm that all our present and future rights and claims (whether conditional or unconditional) arising against the Account Bank from or in relation to the New Account (as specified in Clause 2.1 of the Account Pledge Agreement) are pledged to each of the Pledgees pursuant to the Account Pledge Agreement as security for the Obligations. We expressly acknowledge that all obligations imposed on us in the Account Pledge Agreement in respect of the Accounts also apply for the New Account.
By way of an independent guarantee (selbstständiges Garantieversprechen), we make the representations and warranties set out in Clauses 8.2 of the Account Pledge Agreement in respect of the New Account.
[In accordance with Clause 16.3 of the Account Pledge Agreement, we enclose a copy of the notice of pledge we have given to the Account Bank in respect of the New Account as well as an original copy of the acknowledgement countersigned by the Account Bank.]

Yours faithfully
[Pledgor]

By:
Name:
	Title:	Managing Director (Geschäftsführer)